UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2013

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of the Company was held on February 14, 2013 (the “Annual Meeting”). Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.
Proposal 1: A proposal to elect the following two directors to serve for three-year terms to expire at the 2015 annual meeting of stockholders or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Chiu-Chu (Sara) Liu Liang	34,957,137	614,116	N/A	3,490,875
Hwei-Ming (Fred) Tsai	32,175,273	3,395,980	N/A	3,490,875
Both director nominees were duly elected.
Proposal 2: A proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,796,113	49,562	216,453	N/A
Proposal 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: February 19, 2013	By:	/s/ Charles Liang
President and Chief Executive Officer